Exhibit 1

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and among all the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of Common Stock, par value $.01 per share, of Geokinetics Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


September 12, 2006                          AVISTA CAPITAL PARTNERS, L.P.


                                            By: AVISTA CAPITAL PARTNERS GP, LLC,
                                            its general partner


                                            By:  /s/ Ben Silbert
                                               ---------------------------------
                                                Ben Silbert
                                                General Counsel


                                            AVISTA CAPITAL PARTNERS (OFFSHORE),
                                            L.P.


                                            By: AVISTA CAPITAL PARTNERS GP, LLC,
                                            its general partner


                                            By:  /s/ Ben Silbert
                                               ---------------------------------
                                                Ben Silbert
                                                General Counsel


                                            AVISTA CAPITAL PARTNERS GP, LLC


                                            By:  /s/ Ben Silbert
                                               ---------------------------------
                                                Ben Silbert
                                                General Counsel